EXHIBIT 99.1

Terra Tech Corp. CEO, Derek Peterson and OneQor Pharmaceutical CEO, Matt

Morgan, Discuss Planned Merger in an Exclusive New Interview at SmallCapVoice.com

AUSTIN, TEXAS, November 4, 2019 – SmallCapVoice.com (SCV) and Terra Tech Corp. (OTCQX:TRTC), today announced that Company CEO, Derek Peterson and OneQor Pharmaceutical CEO, Matthew Morgan, are featured in a new audio interview at SmallCapVoice.com. In the interview, Mr. Peterson and Mr. Morgan discuss the recently announced Agreement and Plan of Merger (the “Agreement”), pursuant to which OneQor Pharmaceutical will merge with a wholly owned subsidiary of Terra Tech in an all-stock transaction.

The interview can be heard at: http://www.smallcapvoice.com/10-31-19-smallcapvoice-interview-terra-tech-trtc/

OneQor Pharmaceutical is led by Co-founder and CEO Matt Morgan, who is a pioneer in the cannabis industry. Matt was a founder of many large-scale cannabis companies including Reef Dispensaries, Tryke companies, and Bloom Dispensaries. From this background, Matt has deep understanding of the intricacies of the cannabinoid market including supply chain, compliance, and consumer demand. Matt also has a vast network of potential CBD Products clients, as most current CBD providers started in the cannabis industry.

“This is a pivotal moment in Terra Tech’s development. Merging with OneQor Pharmaceutical would immediately position Terra Tech as a leader in CBD as well as other cannabinoid research and product development. I encourage our shareholders to listen to the audio interview to hear more about the ways in which the merger positions Terra Tech to build value,” stated Derek Peterson, CEO of Terra Tech.

“I couldn’t be more excited to join the Terra Tech vehicle and advance our strategy to build a global presence within the pharmaceutical market. We’re working on proprietary formulations to disrupt the OTC pharmaceutical market. We’ll have a real opportunity in 2020 and for years beyond to monetize and capitalize on this opportunity,” commented Matthew Morgan, OneQor CEO.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About OneQor

OneQor is an innovative, cannabinoid-focused pharmaceutical company, concentrating on the development, manufacturing, and delivery of patented, proprietary OTC products to established suppliers and consumer brands. OneQor presently has a number of ongoing case studies utilizing CBD as well as other Cannabinoids and is in the planning stages of subsequent studies targeting opioid cessation, sleep disturbances, chronic pain, and inflammation. OneQor has also filed patent applications covering a wide scope of technical and clinical innovations. All OneQor products are/will be manufactured in a facility that is FDA-approved for OTC drugs. Lastly, OneQor is currently in late-stage talks with established national retail chains to formulate and supply them with their private-label topical cannabinoid-based wellness products.

The philosophy that life is worth living — and worth living well — is the core of the OneQor mission. OneQor shows its dedication to this belief with life-changing scientific research, innovative business strategies, and formulations that are manufactured and delivered the way that nature intended them to be. Because the best way to help people Start Living is by providing them with access to the quality products they want — and, more importantly — they deserve.

http://www.oneqor.com/

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About Terra Tech

Terra Tech Corp. (TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech and OneQor undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the satisfaction of closing conditions and expected restructuring-related cash outlays, including the timing and amount of those outlays.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech and OneQor as of the date of this release. Neither Terra Tech nor OneQor undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

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Contact:

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

Contact:

For SmallCapVoice.com:

ssmith@smallcapvoice.com

512-267-2430

SOURCE: SmallCapVoice.com

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